UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2012

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2701 Media Center Drive Los Angeles, California		90065
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. TERMINATION OF A MATERIAL AGREEMENT.

On August 16, 2012, the Loan and Security Agreement dated January 14, 2011 between Point.360 (the “Company”) and Crestmark Bank (the “Line of Credit”), was terminated concurrent with the Company entering into a new banking relationship (see Item 2.03 below). The Line of Credit provided for borrowing of up to $3,000,000 based on a percentage of eligible accounts receivable and was secured by the Company’s accounts receivable and certain other assets. The Company paid a $30,000 fee in connection with the termination of the Line of Credit.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBILIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On August 15, 2012, the Company entered into revolving credit and equipment financing agreements with Bank of the West (“BW”) as follows:

Revolving Credit Facility. The revolving credit facility provides up to $5 million of credit based on 80% of eligible accounts receivable, as defined. The agreement provides for interest at (i) Libor plus 2.75%, or (ii) BW’s alternative base rate plus 1.75%, plus 0.25% per annum assessed on the unused portion of the credit commitment. The maturity date is August 14, 2014 and is renewable for an additional year on each anniversary date upon mutual agreement of the parties.

Equipment Financing Facility. The equipment financing facility provides up to $1.25 million of financing for the cost of new and already-owned or leased equipment. The agreement provides for interest at BW’s cost of funds plus 3%. The maturity date for each “schedule” of equipment is up to four years from the borrowing date. Amounts may be borrowed under the facility until August 14, 2013.

General Terms. All amounts due under the revolving credit and equipment financing facilities are secured by all personal property of the Company. While amounts are outstanding under the credit arrangements, the Company will be subject to financial covenants as follows:

1.	Minimum tangible net worth (TNW) of $8.5 million.

2.	Minimum quarterly EBITDA (as defined) of $750,000, provided that EBITDA may be $500,000 in any one quarter within four consecutive quarters.

3.	Minimum quarterly fixed charge ratio (as defined) of 1.25.

All obligations to BW are cross collateralized and there are cross-default provisions among BW and all other Company debt obligations. The agreements contain certain other terms and conditions common with such arrangements.

9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Loan and Security Agreement dated July 31, 2012 between the Company and Bank of the West.

10.2	Accounts Receivable Line of Credit dated August 13, 2012 between the Company and Bank of the West.

10.3	Master Equipment Financing Agreement dated August 14, 2012 between the Company and Bank of the West.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

August 16, 2012	By:	/s/ Alan R. Steel
		Name:	Alan R. Steel
		Title:	Executive Vice President
Finance and Administration
Chief Financial Officer

- 3 -